EXHIBIT 32.1

In connection with the accompanying Annual Report of Grand Motion Inc. (the “Company”) on Form 10-KSB for the year ending November 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jim Akrivos, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 27, 2008

/s/ Jim Akrivos

Jim Akrivos, President

(as Principal Executive Officer and Principal Financial Officer)